                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                          EXCEL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials:
                                                     -------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

               [LOGO OF EXCEL COMMUNICATIONS, INC. APPEARS HERE]

                         8750 NORTH CENTRAL EXPRESSWAY
                                  SUITE 2000
                              DALLAS, TEXAS 75231

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  Dallas, Texas
                                                                 April 13, 1998

To Our Stockholders:

  Notice is hereby given that the 1998 Annual Meeting of the stockholders of EXCEL Communications, Inc., a Delaware corporation (the "Company" or "EXCEL"), will be held on Friday, May 22, 1998 at 10:30 a.m. local time, at the Crescent Court Hotel, 400 Crescent Court, Dallas, Texas, for the following purposes:

  1. To elect seven (7) directors for the ensuing year and until their successors are duly elected and qualified; and

  2. To transact such other business as properly may come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on March 23, 1998 (the "Record Date"), will be entitled to receive notice of, and to vote at the Meeting. Please note that attendance at the meeting will be limited to stockholders of EXCEL Communications, Inc. as of the Record Date (or their authorized representatives). If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of EXCEL stock as of the Record Date. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231 for ten (10) days prior to the meeting and will be open to the examination of any stockholders during ordinary business hours of the Company.

  Please advise the Company's Transfer Agent, Bank Boston, N.A., 220 Royall Street, Canton, Massachusetts 02021 of any changes in your address.

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ADDRESSED ENVELOPE. STOCKHOLDERS WHO DECIDE TO ATTEND THE MEETING MAY REVOKE THEIR PROXIES PRIOR TO THE MEETING AND VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          /s/ CHRIS DANCE

                                          J. Christopher Dance
                                               Secretary

                          EXCEL COMMUNICATIONS, INC.
                         8750 NORTH CENTRAL EXPRESSWAY
                                  SUITE 2000
                              DALLAS, TEXAS 75231

                  ------------------------------------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1998

                  ------------------------------------------

                            SOLICITATION OF PROXIES

                              GENERAL INFORMATION

  The enclosed proxy is solicited by the Board of Directors of EXCEL Communications, Inc., a Delaware corporation ("EXCEL" or the "Company"), for use at the 1998 Annual Meeting of the Company's stockholders (the "Annual Meeting" or "Meeting"), to be held at the Crescent Court Hotel, 400 Crescent Court, Dallas, Texas, on Friday, May 22, 1998, at 10:30 a.m. local time and at any adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. It is anticipated that the first mailing of proxies to stockholders will occur on April 13, 1998. The Company's annual report for the fiscal year ended December 31, 1997 is being mailed to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials. As used herein, the "Company" shall also include any of Excel Communications, Inc.'s direct or indirect subsidiaries and its predecessors.

  On October 14, 1997, the Company, a newly formed holding company, succeeded to the businesses of Excelcom, Inc., a Delaware corporation and previously known as EXCEL Communications, Inc. ("Excelcom"), and Telco Communications Group, Inc., a Virginia corporation ("Telco"), as a result of mergers of wholly-owned subsidiaries with and into Excelcom and Telco, pursuant to the Agreement and Plan of Merger dated as of June 5, 1997 (the "Merger"). At the closing of the Merger on October 14, 1997: (i) Excelcom and Telco became wholly-owned subsidiaries of the Company; (ii) each outstanding share of Excelcom common stock converted into the right to receive one share of common stock of the Company; (iii) each outstanding share of Telco common stock converted into the right to receive 0.7595 shares of common stock of the Company and the right to receive $15.00 in cash; (iv) except for certain options, each then outstanding and unexercised option to acquire one share of Telco common stock was assumed by the Company and converted into an option to acquire 1.5190 shares of the Company common stock, and the exercise price per share with respect to each such assumed option was adjusted to equal the exercise price under the original option divided by 1.5190; (v) each then outstanding and unexercised option to acquire one share of Excelcom common stock was assumed by the Company and converted into an option to acquire one share of the Company common stock, and the exercise price per share was unchanged; (vi) the name of EXCEL Communications, Inc. was changed to Excelcom, Inc.; and (vii) the name of the Company was changed from New RES, Inc. to EXCEL Communications, Inc.

RECORD DATE; OUTSTANDING SHARES

  Only stockholders of record at the close of business on March 23, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Meeting. The outstanding voting securities of the Company as of such date consisted of 131,946,080 shares of common stock, par value $.001 per share (the "Common Stock"). The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors--Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

  The enclosed proxy is revocable at any time before its use by delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the Meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

  Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Meeting. Each stockholder will be entitled to vote for seven (7) nominees in the election of directors, and the seven (7) nominees with the greatest number of votes will be elected. There are no cumulative voting rights. All other action proposed may be taken upon the affirmative vote of a majority of the votes cast by the stockholders represented at the Annual Meeting, provided a quorum is constituted.

  The cost of this solicitation will be borne by the Company. The Company will reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material and the annual report to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone, by facsimile or in writing.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the Meeting for purposes of establishing a quorum and will be included in determining the number of shares that are represented and voted at the Annual Meeting (the "Votes Cast") with respect to such matter.

  With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Shares that were withheld from voting (or abstentions) may not be specified with respect to the election of directors. With respect to the other items to be voted upon, shares that were withheld from voting (or abstentions) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Accordingly, shares that were withheld from voting (or abstentions) will have the same effect as a vote against a proposal.

  Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business (in order to comply with New York Stock Exchange requirements), and will not be counted for purposes of determining the number of Votes Cast with respect to a proposal and, therefore, will have no effect on the outcome of the vote.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company, addressed to J. Christopher Dance, Secretary, Excel Communications, Inc., 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231 no later than December 14, 1998 so that they may be included in the proxy statement and form of proxy relating to the 1999 meeting. Such proposals must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  With respect to business to be brought before the Annual Meeting to be held on May 22, 1998, the Company has not received any notices from stockholders that the Company is required to include in this Proxy Statement.

INDEPENDENT PUBLIC ACCOUNTANT

  Arthur Andersen LLP served as the Company's independent public accountant for the fiscal year ended December 31, 1997 and is serving in such capacity for the current fiscal year. The appointment of the independent public accountant is made annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the audit committee, which reviews both the audit scope and estimated audit fees. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

REPORT ON FORM 10-K

  A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) WILL BE PROVIDED BY THE COMPANY TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, ATTN:
MARY BELL, EXCEL COMMUNICATIONS, INC., 8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000, DALLAS, TEXAS 75231.

OTHER BUSINESS

  The Company knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the Meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their best judgment.

                        ACTION TO BE TAKEN UNDER PROXY

  SHARES WILL BE VOTED AS INSTRUCTED IN THE ACCOMPANYING PROXY ON EACH MATTER SUBMITTED TO THE VOTE OF STOCKHOLDERS. IF ANY DULY EXECUTED PROXY IS RETURNED WITHOUT VOTING INSTRUCTIONS, THE PERSONS NAMED AS PROXIES THEREON INTEND TO VOTE ALL SHARES REPRESENTED BY SUCH PROXY AS FOLLOWS:

  (1) FOR the election of the seven (7) directors nominated by the Board of Directors for the ensuing year and until their successors are duly elected and qualified; and

  (2) At the discretion of the proxy holders with regard to any other business that may properly come before the Annual Meeting or any adjournment thereof. The directors do not know of any such other matters or business at this time.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  A Board of seven (7) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's seven (7) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. All nominees have indicated their willingness to serve if elected. At the request of John J. McLaine, the Company elected not to nominate Mr. McLaine as a director. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

VOTE REQUIRED

  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the stockholders at which a quorum is present. A majority of the votes entitled to be cast in the election by the voting group constitutes a quorum of that voting group for the election. The seven (7) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Each outstanding share of Common Stock is entitled to one vote in the election. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

  The following information sets forth as of the Record Date, the name, age, principal occupation or employment during the last five years, memberships on committees of the Board of Directors and directorships in other publicly held companies of the following nominees:

                NAME                AGE                 POSITION
                ----                ---                 --------
 Kenny A. Troutt..................   50 Chief Executive Officer, Chairman of
                                        the Board and Director of the Company
 Stephen R. Smith.................   53 Executive Vice President of Marketing-
                                        Emeritus and Director of the Company
 Stephen G. Canton................   42 President Commercial Sales Division,
                                        Telco Communications Group, Inc.
 J. Christopher Dance.............   33 Executive Vice President, General
                                        Counsel, and Secretary
 Nicholas A. Merrick..............   35 Executive Vice President and Chief
                                        Financial Officer
 Ronald A. McDougall..............   55 Director of the Company, Chairman of
                                        the Compensation Committee of the Board
                                        and Chairman of the Audit Committee of
                                        the Board
 T. Allan McArtor.................   55 Director of the Company, Member of the
                                        Compensation Committee of the Board and
                                        Audit Committee of the Board

  KENNY A. TROUTT, 50, Chairman of the Board, Chief Executive Officer and Director of Excelcom and the Company after the Merger and the founder of the predecessor of Excelcom, has served as the principal executive officer and a Director of the predecessor of Excelcom, Excelcom, and the Company since the predecessor of Excelcom's formation in 1988. In January 1991, Mr. Troutt was elected as Chairman of the Board of the predecessor of Excelcom and, in July 1995, he was elected as Chief Executive Officer of the predecessor of

Excelcom. Mr. Troutt served as Secretary and Treasurer of the predecessor of Excelcom from December 1988 until July 1995. In addition, from December 1988 through June 1997, Mr. Troutt served as President of the predecessor of Excelcom, Excelcom, and the Company. In June 1997, Mr. Troutt relinquished his position as President and Mr. McLaine was elected as President. Prior to 1988, Mr. Troutt served as President of SunTex Resources, Inc., an oil and gas exploration company located in Dallas, Texas, which he founded in 1982. In 1970, Mr. Troutt founded Kenny Troutt Construction, a construction company located in Omaha, Nebraska, and served as its sole manager until 1982. Mr. Troutt is a graduate of Southern Illinois University.


  STEPHEN R. SMITH, 53, Executive Vice President of Marketing-Emeritus and Director of Excelcom and the Company after the Merger, served the predecessor of Excelcom, and Excelcom as an independent consultant from January 1989 until January 1996. Mr. Smith was elected as Director of the predecessor of Excelcom in July 1995. Mr. Smith was also elected as Executive Vice President of the predecessor of Excelcom in July 1995, yet was retained as an independent consultant and not an employee of the predecessor of Excelcom. Mr. Smith was elected as Executive Vice President of Marketing of Excelcom in January 1996 and was an employee of Excelcom and the Company following the Merger from February 1996 through December 31, 1997. Mr. Smith resumed serving as an independent consultant, effective December 31, 1997 and continues to serve as a Director of the Company. Mr. Smith helped to develop the Company's network marketing system. From 1984 through 1988, Mr. Smith served as an independent representative and consultant for various network marketing organizations, including Coastal Telephone, a regional long distance company, and Netcom Information Systems, a voice mail company.

  STEPHEN G. CANTON, 42, President Commercial Sales Division, Telco has served as President Commercial Sales Division, Telco Communications Group, Inc. since June 1996. Prior to joining Telco, from September 1995 to May 1996, Mr. Canton was President and CEO of Network Services International, Inc., a telecommunications reseller in Washington, D.C. From 1988 to September 1995, Mr. Canton held several positions with Allnet Communications, Inc., a long distance telecommunications company, including Vice President of the Sales Division and Regional Sales Director.

  J. CHRISTOPHER DANCE, 33, Executive Vice President, General Counsel, and Secretary, has served as general counsel since May 1995. In January 1996, Mr. Dance was formally elected as Vice President-Legal Affairs and Assistant Secretary of the Company. Prior to assuming his present position, Mr. Dance served as an attorney with Munsch Hardt Kopf Harr & Dinan, P.C. From 1990 until 1994, Mr. Dance served as an attorney with Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Dance holds a BBA in Accounting & Finance from Texas A&M University and a JD from the University of Texas School of Law.

  NICHOLAS A. MERRICK, 35, Executive Vice President and Chief Financial Officer, has served as Chief Financial Officer since October 1997. Prior to the completion of the merger between the Company and Telco, Mr. Merrick served as Chief Financial Officer for Telco from March 1996 until October 1997. where he played an integral role in the company's development including the initial public offering in August 1996 and the acquisition of the Advantis Voice Network from Sears and IBM in April 1997. Prior to joining Telco, from August 1990 until March 1996, Mr. Merrick held several positions at The Robinson-Humphrey Company, Inc. in Atlanta, including Vice President, Corporate Finance. Mr. Merrick received his B.S. in commerce from the University of Virginia and his MBA from Harvard University.

  RONALD A. MCDOUGALL, 55, Director, Chairman of the Audit Committee of the Board, and Chairman of the Compensation Committee of the Board, has served as a member of the Board of Directors, the Chairman of the Compensation Committee of the Board, and the Chairman of the Audit Committee of the Board of Excelcom and the Company and the Merger since August 1996. Mr. McDougall has served as President and Chief Executive Officer of Brinker International, Inc., a publicly-held company engaged in the casual dining segment of the restaurant business throughout the world, since June 1995, having formerly held the office of President and Chief Operating Officer since 1986. Mr. McDougall joined Brinker International, Inc. in 1983 and served as

Executive Vice President-Marketing and Strategic Development until his promotion to President in 1986. Prior to joining Brinker International, Inc., Mr. McDougall held senior management positions at Proctor and Gamble, Sara Lee, The Pillsbury Company, and S&A Restaurant Corp. Mr. McDougall has served as a member of the Board of Directors of Brinker International, Inc. since September 1983 and is a member of the Executive and Nominating Committees of Brinker International, Inc. In addition, Mr. McDougall serves on a number of boards for civic, industry, charity, and educational groups.

  T. ALLAN MCARTOR, 55, Director, Member of the Audit Committee and Member of the Compensation Committee of the Board, has served as a member of the Board of Directors, the Audit Committee, and the Compensation Committee of Excelcom and the Company after the Merger since June 1997. Mr. McArtor is Founder, President and Chief Executive Officer of Legend Airlines, Inc., a start-up commercial airline which he founded in December 1996. From July 1994 until December 1996, Mr. McArtor was a consultant with McArtor Enterprises, an aviation and communications consulting company, which he formed in July 1994. Mr. McArtor served on the senior management team of Federal Express Corporation ("FedEx") from 1979 to 1994 except for two years, 1987-1989 when President Reagan appointed Mr. McArtor to serve as the Administrator of the Federal Aviation Administration ("FAA"). Before the FAA position, Mr. McArtor was Senior Vice President for Telecommunications at FedEx. Upon his return to FedEx in 1989, Mr. McArtor was named Senior Vice President of Air Operations and was responsible for all divisions comprising FedEx's global airline. Mr. McArtor serves as a member of the Board of Directors of Pilkington Aerospace, Inc. which manufactures aircraft windshields and fighter aircraft canopies. In addition, he serves on a number of boards for civic, industry, charity and educational groups. Previously, Mr. McArtor has served on the Boards of Learjet, Inc. and Fairchild Space and Defense Company.

                   INFORMATION CONCERNING BOARD OF DIRECTORS

  The composition of the Board changed on October 14, 1997, the effective date of the Merger, although the committees of the Board remained the same. Information provided herein regarding meetings of the Board and its committees relate to Excelcom, Inc. prior to the Merger and to the Company after the Merger.

MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

  During 1997, the Board of Directors held 13 meetings and took action through unanimous written consents in lieu of meetings of the Board of Directors on 22 occasions. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such directors served, which were held during the period such person served as a director.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

  The Board of Directors has a standing Audit Committee consisting of Ronald
A. McDougall and T. Allan McArtor. During 1997, the Audit Committee held three
(3) meetings, and both members attended each meeting. The Audit Committee performs the following functions: (a) review scope and content of the Company's independent accountant's audit examinations, (b) communication with independent accountants, (c) review of the Company's internal accounting controls and financial management practices, (d) recommendation to the Board of Directors as to the selection of independent accountants, and (e) review scope, staffing, budget, and schedule of the Company's internal audit schedule.

  The Board of Directors has a standing Compensation Committee consisting of Ronald A. McDougall and T. Allan McArtor. The Compensation Committee held three (3) meetings during 1997, and both members attended each meeting and the Compensation Committee acted through unanimous consent on seven (7) occasions. The duties of the Compensation Committee are as follows: (a) to review and recommend to the Board of Directors the annual salaries, fees, bonuses and other benefits of the executive officers and employees of the Company and the Company's subsidiaries; and (b) to review and submit to the Board of Directors recommendations concerning compensation, stock plans and other benefits for the Company's directors, officers and employees and expense account policies.

COMPENSATION OF DIRECTORS

  Currently, the Company's policy is not to pay compensation to directors who are also employees of the Company, but such employee directors are reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors or any Committees thereof. Ronald A. McDougall entered into a stock option agreement with the Company in August 1996, pursuant to which he received a non-qualified stock option to acquire 20,000 shares of Common Stock, subject to vesting requirements. In addition, in July 1997, Mr. McDougall elected to convert the retainer, paid to him to serve as a director, of $30,000 for each of 1996 and 1997 into stock options using a Black-Scholes valuation and accordingly received non-qualified stock options to acquire 4,336 and 3,911 shares of Common Stock with exercise prices of $19.125 and $12.50, respectively subject to vesting requirements. T. Allan McArtor, in July 1997, received a non-qualified stock option to acquire 20,000 shares pursuant to the 1997 Excelcom Director Stock Option Plan, subject to vesting requirements. In addition, Mr. McArtor, in January 1998, elected to convert his prorated 1997 retainer, which is paid to him to serve as a director, of $26,712 into stock options using a Black-Scholes valuation and accordingly received non-qualified stock options with an exercise price of $16.0625 to acquire 5,720 shares of Common Stock, subject to vesting requirements. Further, Mr. McDougall, Mr. McArtor and all non-employee directors elected in the future will be eligible to participate in the EXCEL Communications, Inc. 1997 Director Stock Option Plan, pursuant to which each will be eligible to receive non-qualified stock options. (See "Compensation Committee Interlocks and Insider Participation")

  Ronald A. McDougall and T. Allan McArtor, both non-employee directors, have received compensation of: (i) $1,000 for attending each regular and special meeting held by the Board of Directors; (ii) an annual retainer of $30,000, which may be converted, partially or totally, into stock options using a Black-Scholes valuation; (iii) an option grant of 20,000 shares of Common Stock (which Mr. McDougall received in August 1996, and which Mr. McArtor received on July 1997 and both of which are subject to vesting in three equal installments each year following the date of grant), and (iv) $1,000 for attending each meeting of the Audit Committee and each meeting of the Compensation Committee.

RESIGNATION OF DIRECTORS

  Donald A. Burns and Henry G. Luken, III each resigned from the Board of Directors of the Company as of December 17, 1997 to pursue other interests. A Form 8-K was filed by the Company on December 31, 1997 containing the Company's press release of December 17, 1997 regarding the resignations.

SIZE OF THE BOARD

  As of March 31, 1998, the Company had five (5) directors on its Board and two (2) vacancies on the Board as a result of the resignations of Messrs. Burns and Luken.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of March 23, 1998 regarding the beneficial ownership of Common Stock by (i) each person or group known by the Company to own more than five (5%) percent of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company,
(iii) the Company's Named Executive Officers (as defined under "Executive Compensation-Summary Compensation Table"), and (iv) all directors and executive officers of the Company as a group.

                                                AMOUNT AND
                                            NATURE OF EXISTING
           NAME AND ADDRESS OF             BENEFICIAL OWNERSHIP     PERCENT
            BENEFICIAL OWNER               OF COMMON STOCK (1)  OF CLASS (1)(2)
           -------------------             -------------------- ---------------
Kenny A. Troutt (3)......................       63,930,800            48.5%
Troutt Family Trust (3)..................       63,930,000            48.5%
 10595 Strait Lane
 Dallas, Texas 75229
Troutt Partners, Ltd. (3)(4).............       53,000,000            40.2%
 10595 Strait Lane
 Dallas, Texas 75229
Steven J. Troutt (4).....................       20,326,538            15.4%
Kenny Allan Troutt Children's Trust II
 (4).....................................       20,000,000            15.2%
 10595 Strait Lane
 Dallas, Texas 75229
Stephen R. and Sarah H. Smith (5)(6).....        9,276,000             7.0%
Austex Enterprises, Ltd. (6).............        7,617,933             5.8%
 16004 Chateau Avenue
 Austin, Texas 78734
William A. Casner........................        9,144,000             6.9%
 13181 Lakeview
 Southlake, Texas 76092
John J. McLaine (7)......................          223,689               *
Ronald A. McDougall(8)...................           17,334               *
 c/o Brinker International, Inc.
 6820 LBJ Freeway
 Dallas, Texas 75240
T. Allan McArtor.........................              --              --
 c/o Legend Airlines, Inc.
 7701 Lemmon Ave.
 Dallas, TX 75209
Stephen G. Canton (9)....................          403,468               *
J. Christopher Dance (10)................          141,907               *
Nicholas A. Merrick (11).................          210,037               *
Thomas A. Marino.........................            1,500               *
Craig E. Holmes (12).....................           84,423               *
All directors and executive officers as a
 group (13 persons)......................       74,300,193           56.3%

--------
*  less than 1%
 (1) Based upon 131,946,080 shares of Common Stock issued and outstanding as of March 23, 1998.

 (2) The term "beneficial owner," which is used as defined in Rule 13d-3 of the Exchange Act, means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any stockholder has been furnished by such stockholder and the Company believes that, except as otherwise indicated, each stockholder has sole voting and investment power with respect to shares listed as beneficially owned by such stockholder. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o EXCEL Communications, Inc., 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231.
 (3) Kenny A. Troutt does not own of record any shares of Common Stock. The shares of Common Stock beneficially owned by Kenny A. Troutt represent 800 shares held by Mr. Troutt's children, and the 63,930,000 shares held beneficially by the Troutt Family Trust. The Troutt Family Trust (the "Troutt Family Trust") is a trust formed under the laws of the State of Texas, of which Kenny A. Troutt is the sole trustee. The shares held by the Troutt Family Trust consists of 10,930,000 shares that are held of record directly by the Troutt Family Trust and 53,000,000 shares that are held of record directly by Troutt Partners, Ltd. , a Texas limited partnership (the "Troutt Family Partnership"), of which the Troutt Family Trust is the managing general partner. Kenny A. Troutt and the Troutt Family Trust share voting and investment power with respect to the 10,930,000 shares held of record by the Troutt Family Trust; and Kenny A. Troutt, the Troutt Family Trust, and the Troutt Family Partnership share investment power with respect to all of the 53,000,000 shares held of record by the Troutt Family Partnership. A provision in the partnership agreement of the Troutt Family Partnership permits, for tax purposes, each partner (including each limited partner) to direct the voting of shares held by the Troutt Family Partnership that were contributed to the Troutt Family Partnership by such partners. As a result, Kenny A. Troutt and the Troutt Family Trust share voting power with the Troutt Family Partnership only with respect to the 32,586,326 shares of Common Stock of Excelcom now of the Company contributed by the Troutt Family Trust to the Troutt Family Partnership in exchange for general and limited partnership interests in the Troutt Family partnership. In addition, Kenny A. Troutt may be deemed to share voting power with Steven J. Troutt, his brother, with respect to certain shares over which Steven J. Troutt exercises voting control in his capacity as sole trustee of several trusts established for the benefit of Kenny A. Troutt's children, as described in footnote (4) below.
 (4) Steven J. Troutt does not own of record any shares of Common Stock. The shares of Common Stock beneficially owned by Steven J. Troutt represent 14,864 shares held by the Excel Communications, Inc. Employee Ownership Plan (the "ESOP") and allocated to Mr. Troutt's account, 81,837 shares that were contributed to the Troutt Family Partnership in exchange for a general partnership interest by the Kenny Allan Troutt Children's Trust (the "KAT Trust"), 81,837 shares that were contributed to the Troutt Family partnership in exchange for a limited partnership with interest with voting rights by the Lisa Elaine Troutt Children's Trust (the "LET Trust"), and 20,000,000 shares that were contributed to the Troutt Family Partnership in exchange for a limited partnership interest with voting rights by the Kenny Allan Troutt Children's Trust (the "KAT Trust II"). The KAT Trust II does not own of record any shares of Common Stock. Steven J. Troutt is the sole trustee of the KAT Trust, the LET Trust, and the KAT Trust II. Steven J. Troutt has shared voting power with respect to the 14,864 shares allocated to his ESOP account. Steven J. Troutt, the KAT Trust II, and the Troutt Family Partnership share voting power with respect to the 20,000,000 shares contributed by the KAT Trust II to the Troutt Family Partnership. Steven J. Troutt and the Troutt Family Partnership share voting power with respect to the 81,837 shares contributed by the KAT Trust and the 81,837 shares contributed by the LET Trust to the Troutt Family Partnership. The above discussion regarding various contributions of shares occurred prior to the Merger and as a result involved shares of Excelcom which have been exchanged for shares of stock of the Company as a result of the Merger. Neither Steven J. Troutt nor the KAT Trust II has investment power with respect to the shares beneficially held by them, except that Steven J. Troutt has investment power with respect to the following: (i) 49,000 shares of Common Stock issuable upon exercise of currently exercisable options and
     (ii) 99,000 shares of Common Stock issuable upon exercise of options that will be exercisable within 60 days of March 23, 1998.
 (5) Represents 829,321 shares of Common Stock held by Stephen R. Smith, 828,746 shares of Common Stock held by Sarah H. Smith, and 7,617,933 shares of Common Stock held by Austex Enterprises, Ltd. Stephen

     R. Smith and Sarah H. Smith are married; as a consequence, each may be deemed to be the beneficial owner of all the shares.
 (6) Austex Enterprises, Ltd., which is the record owner of 7,617,933 shares of Common Stock, is a Texas limited partnership of which Stara Corporation, a Texas corporation, is the general partner. Stephen R. Smith is the President of Stara Corporation and he and Sarah H. Smith are each directors of Stara Corporation and each owns 50% of the outstanding common stock of Stara Corporation; as a result, each of them has shared voting, investment, and dispositive power with respect to the 7,617,933 shares held by Austex Enterprises, Ltd. The limited partner interests in Austex Enterprises, Ltd. are either held individually by Stephen R. Smith or Sarah H. Smith or by trusts of which he or she, as the case may be, is the trustee. Stephen R. Smith and Sarah H. Smith are married; as a consequence, each may be deemed to be the beneficial owner of all the shares held by Austex Enterprises, Ltd.
 (7) Represents 25,689 shares of Common Stock held by the ESOP and allocated to Mr. McLaine's account and 198,000 shares of Common Stock issuable upon exercise of options that will be exercisable within 60 days of March 23, 1998.
 (8) Includes 15,334 shares of Common Stock (i) 6,667 of which are issuable upon exercise of currently exercisable options, and (ii) 6,667 of which are issuable upon exercise of options that will be exercisable within 60 days of March 23, 1998.
 (9) Represents 403,648 shares of Common Stock issuable upon exercise of currently exercisable options.
(10) Represents 13,907 shares of Common Stock held by the ESOP and allocated to Mr. Dance's account, 15,000 shares of Common Stock directly owned by Mr. Dance, 14,000 shares of Common Stock issuable upon exercise of currently exercisable options, and 99,000 shares of Common Stock issuable upon exercise of options that will be exercisable within 60 days of March 23, 1998.
(11) Represents 179,213 shares of Common Stock issuable upon exercise of currently exercisable options, 30,247 shares of Common Stock directly owned by Mr. Merrick, and 577 shares of Common Stock held for the benefit of Mr. Merrick's children under The Uniform Gifts to Minors Act.
(12) Represents 10,623 shares of Common Stock held by the ESOP and allocated to Mr. Holmes' account, 4,500 shares of Common Stock directly owned by Mr. Holmes, and 69,300 shares of Common Stock issuable upon exercise of options that will be exercisable within 60 days of March 23, 1998.

                                  MANAGEMENT

  The following table sets forth certain information regarding the Company's executive officers. Officers are elected annually by the Board of Directors and serve at its discretion.


         NAME          AGE                       POSITION
         ----          ---                       --------
 Kenny A. Troutt......  50 Chief Executive Officer, Chairman of the Board, and
                           Director of the Company
 John J. McLaine......  48 President and Chief Operating Officer and
                           Director of the Company
 Stephen R. Smith.....  53 Executive Vice President of Marketing-- Emeritus
                           and Director of the Company
 Stephen G. Canton....  42 President Commercial Sales Division, Telco
                           Communications
                           Group, Inc.
 J. Christopher Dance.  33 Executive Vice President, General Counsel, and
                           Secretary
 Kenneth L. Hilton....  45 Executive Vice President, Consumer Marketing
 Lester M. Lichter....  51 Executive Vice President and Chief Information
                           Officer
 Thomas A. Marino.....  56 Executive Vice President, Network Operations
 Nicholas A. Merrick..  35 Executive Vice President and Chief Financial Officer
 Paul D. Fletcher.....  39 Vice President and Treasurer
 Craig E. Holmes......  40 Vice President and Chief Accounting Officer

--------
  See "Proposal No. 1--Election of Directors" for biographical information regarding Messrs. Troutt, Smith, Canton, Dance and Merrick.

  JOHN J. MCLAINE, 48, President, Chief Operating Officer, and Director, has served as President and Chief Operating Officer of Excelcom and the Company after the Merger since June 1997. From August 1994 through June 1997, he served as Executive Vice President, Chief Financial Officer and Director of the predecessor of Excelcom, Excelcom and the Company after the Merger. In July 1995, Mr. McLaine was also elected as Secretary and a Director of the predecessor to Excelcom, and in January 1996, he was formally elected as Executive Vice President and Chief Financial Officer of Excelcom. Mr. McLaine served as Vice President and Treasurer of the predecessor to Excelcom from July 1995 until January 1996. Prior to August 1994, Mr. McLaine served as President of McLaine Associates, Inc., a consulting firm providing consulting services with respect to mergers and acquisitions and business turnarounds, which he founded in 1990. From June 1991 until September 1992, Mr. McLaine provided services to, and served as Chairman of the Board and Chief Executive Officer of, HPC Laboratories, Inc. and its subsidiary Hunt Products Company, Inc., which were clients of McLaine Associates, Inc. Hunt Products Company was a distributor of private label personal care products. After Mr. McLaine's resignation, a change of control of such companies occurred and, in February 1994, the subsidiary company was put into involuntary bankruptcy. From 1989 until 1990, Mr. McLaine served as the Chief Financial Officer and President of International Operations for Pearle Vision, Inc., a retail optical chain. Prior to 1989, Mr. McLaine served as Vice President of Finance and Control for American National Can Company, an international packaging company. Mr. McLaine holds an MBA from DePaul University and a BS degree the University of Scranton and is a Certified Public Accountant.

  KENNETH L. HILTON, 45, Executive Vice President, Consumer Marketing, has served as Executive Vice President, Consumer Marketing since November 1997. Prior to joining Excel, Mr. Hilton was Executive Vice President, Strategic Business Units at PageMart Wireless, Inc. based in Dallas from October 1994 until November 1997. Before PageMart, Mr. Hilton was Vice President, Sales and marketing at Visual Information

Technologies, Inc. also based in Dallas from October 1990 to September 1994. Mr. Hilton holds a BS in Business Administration from the University of Missouri.

  LESTER M. LICHTER, 51, Executive Vice President and Chief Information Officer has served as Executive Vice President and Chief Information Officer since October 1997. Prior to joining Excel, Mr. Lichter served as Senior Vice President and Chief Information Officer of Cable & Wireless, Inc. from June 1996 until October 1997. Prior to joining Cable & Wireless, Mr. Lichter served as Vice President and Chief Information Officer of AT&T's Business Communications Services division from December 1993 until May 1996, Vice President of Software Engineering at MCI from March 1991 until December 1993, and Vice President of Corporate Systems Development at Sprint from February 1987 until October 1989. Mr. Lichter holds a BS in Business Administration from the University of California Coast.

  THOMAS A. MARINO, 56, Executive Vice President, Network Operations, has served as Executive Vice President, Network Operations since April 1997. His responsibilities include provisioning, network management, monitoring call and carrier activities. He also oversees the design, engineering and building of Excel's switching networks. Prior to joining Excel, Mr. Marino was Vice President, Network Operations of MIDCOM Communications, Inc. from June 1996 until April 1997. Before joining MIDCOM, Mr. Marino was Vice President, Network Operations and Engineering of Allnet Communications Services, Inc. from 1986 until May 1996. Mr. Marino attended the American University and the University of Maryland.

  PAUL D. FLETCHER, 39, Vice President and Treasurer, has served as Vice President and Treasurer of the Company since May 1996. From February 1987 until May 1996, Mr. Fletcher served as Senior Vice President for Lomas Financial Corporation, a diversified financial services company. Lomas Financial Corporation in October 1995 filed voluntary petitions pursuant to Chapter 11 of the United States Bankruptcy Code. At such time, Mr. Fletcher served as Senior Vice President--Finance for Lomas Financial Corporation. Mr. Fletcher's duties included corporate finance, bank relations, and cash management. Mr. Fletcher holds a BA from Albion College and an MBA from Northwestern University.

  CRAIG E. HOLMES, 40, Vice President and Chief Accounting Officer, has served as Chief Accounting Officer since September 1995. In January 1996, Mr. Holmes was formally elected Vice President and Chief Accounting Officer of the Company. From 1982 until September 1995, Mr. Holmes was with Arthur Andersen LLP, and he was elected as a Partner in the Audit and Business Advisory Services unit at Arthur Andersen LLP in 1995. Mr. Holmes' practice focused in the areas of financial audits, corporate finance, and business consulting. Mr. Holmes holds BBA and MS degrees from Texas Tech University and is a Certified Public Accountant.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation of the Chief Executive Officer and the five (5) other highly compensated named executive officers (the "Named Executive Officers") of the Company, all of whose total compensation exceeded $100,000 during the year ended December 31, 1997.

                                                                   LONG TERM
                                  ANNUAL COMPENSATION         COMPENSATION AWARDS
                                  ------------------------        SECURITIES
                                                                  UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)     BONUS ($)      OPTION/SARS (#)   COMPENSATION
---------------------------  ---- ----------     ---------    ------------------- ------------
Kenny A. Troutt..........    1997 1,500,000        840,000(1)           --            13,794(2)
 Chief Executive Officer,    1996 1,500,000(3)   1,500,000(4)           --               672(2)
 Chairman of the Board       1995 1,365,278      2,000,000(5)           --               168(2)
John J. McLaine..........    1997   497,738        252,000(1)           --            43,789(7)(2)
 President and Chief
  Operating                  1996   320,177        340,000(4)           --           106,088(8)(2)
 Officer                     1995   225,000         76,950(5)       990,000(9)        66,351(10)(2)
Stephen R. Smith.........    1997       --             --               --         6,515,214(6)(2)
 Executive Vice President
  of                         1996       --             --               --         8,828,246(6)
 Marketing-Emeritus          1995       --             --               --         3,938,000(6)
J. Christopher Dance.....    1997   227,750         84,000(1)           --            41,671(7)(2)
 Executive Vice
  President,                 1996   145,192        105,000(4)           --           103,760(8)(2)
 General Counsel, and
  Secretary                  1995    81,731         27,952(5)       495,000(9)        36,407(10)(2)
Thomas A. Marino.........    1997   204,784(11)     59,656(1)       200,000(12)       37,216(7)(2)
 Executive Vice
  President,
 Network Operations
Craig E. Holmes..........    1997   166,118         39,900(1)           --            40,907(7)(2)
 Vice President and          1996   152,077         47,700(4)           --           102,542(8)(2)
 Chief Accounting Officer    1995    35,192(13)        --           346,500(9)        19,423(10)(2)

--------
 (1) Represents bonus amount earned in fiscal year 1997 and paid in fiscal year 1998.
 (2) Represents, in part, life insurance premiums paid for benefit of such officer. The amounts of such life insurance premiums for the following named executive officers in the following years are as follows: (i) Mr.
     Troutt: in 1995, $168, in 1996, $672 and in 1997, $3,062; (ii) Mr.
     McLaine: in 1995, $89, in 1996, $358, and in 1997, $1,305; (iii) Mr.
     Dance: in 1995, $37 and in 1996, $148, and in 1997, $135; (iv) Mr.
     Holmes: in 1995, $33, in 1996, $134, and in 1997, $222; and (v) Mr.
     Marino: in 1997, $1,466. Also represents, in part, long term disability insurance premiums, accidental death and disability insurance premiums, medical and dental insurance premiums, and payments for tax planning for the following named executive officers in 1997: (i) Mr. Troutt: $10,732,
     (ii) Mr. Smith: $13,794, (iii) Mr. McLaine: $12,489, (iv) Mr. Dance:
     $11,541, (v) Mr. Holmes: $10,690, and (vi) Mr. Marino, $5,755.
 (3) Represents 1996 salary, $124,889 of which was paid in fiscal year 1997.
 (4) Represents bonus amount earned in fiscal year 1996 and paid in fiscal year 1997.
 (5) Represents bonus amount earned in fiscal year 1995 and paid in fiscal year 1996.
 (6) Represents amounts earned through commissions pursuant to a written agreement between the Company and Mr. Smith that was entered into on May 1, 1989. Although Mr. Smith was elected as Executive Vice President of the Company in July 1995, Mr. Smith served the Company principally as an independent consultant in 1995. Mr. Smith was elected as Executive Vice President of Marketing of Excelcom in January 1996 and was an employee of Excelcom and the Company after the Merger from February 1996 through December 31, 1997. Mr. Smith resumed serving as an independent consultant, effective December 31, 1997.
 (7) Represents shares of Common Stock, valued at $14.50 per share as of December 31, 1997, allocated through 1997 to the participant's account and cash allocated in 1997 to the participant's account under the

   ESOP. Each named executive officer's amount of the cash and shares allocated in 1997 is as follows: (i) Mr. McLaine: $328 and 2,046 shares;
   (ii) Mr. Dance: $328 and 2,046 shares; (iii) Mr. Holmes: $328 and 2,046 shares; and (iv) Mr. Marino: $328 and 2,046 shares.
 (8) Represents shares of Common Stock, valued at $21.125 per share as of December 31, 1996, allocated through 1996 to the participant's account and a cash dividend allocated in 1996 to the participant's account under the ESOP. Each named executive officer's amount of the cash dividend and shares allocated in 1996 is as follows: (i) Mr. McLaine: $4,804 and 4,778 shares; (ii) Mr. Dance: $2,686 and 4,778 shares; (iii) Mr. Holmes:
      $1,482 and 4,778 shares.
 (9) Represents stock options granted pursuant to the Excelcom 1995 Stock Option Plan and assumed by the Company in the Merger, which have an exercise price of $4.55 and are subject to vesting requirements and which were converted into options to acquire the same number of shares of the Company at the same exercise price as part of the Merger.
(10) Represents, in part, shares of Common Stock, valued at $5.17 per share, allocated in 1995 to the participant's account under the ESOP. Each officer's amount of shares allocated in 1995 is as follows: (i) Mr.
      McLaine: 12,823 shares; (ii) Mr. Dance: 7,035 shares; and (iii) Mr.
      Holmes: 3,751 shares.
(11) Represents wages earned from Mr. Marino's hire date of May 5, 1997 through December 31, 1997.
(12) Represents stock options granted pursuant to the Excelcom 1995 Stock Option Plan and assumed by the Company in the Merger, which have an exercise price of $18.75 per share, and are subject to vesting requirements and which were converted into options to acquire the same number of shares of the Company at the same exercise price as part of the Merger.
(13) Represents wages earned from Mr. Holmes' hire date of September 11, 1995 through December 31, 1995.

                     OPTION GRANTS DURING 1997 FISCAL YEAR

  The following table contains certain information concerning the grant of stock options to the executive officers named in the above compensation table during the Company's last fiscal year:

                                                                               REALIZABLE VALUE
                                       % OF TOTAL                             OF ASSUMED ANNUAL
                         NUMBER OF      OPTIONS                              RATES OF STOCK PRICE
                         SECURITIES     GRANTED                                APPRECIATION FOR
                         UNDERLYING   TO EMPLOYEES PER SHARE                   OPTION TERM (1)
                          OPTIONS      IN FISCAL   EXERCISE    EXPIRATION --------------------------
          NAME            GRANTED         YEAR       PRICE        DATE         5%           10%
          ----           ----------   ------------ ---------   ---------- ------------ -------------
Thomas A. Marino........   200,000(2)     10.28%     $18.75(3)   6/4/07    $2,480,522    $6,171,065

--------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(2) Represents stock options granted pursuant to the Excelcom 1995 Stock Option Plan and assumed by the Company in the Merger, and are subject to vesting 25% on June 4, 1998 with the remaining options vesting at 25% per year over a three (3) year period thereafter. All of the options were unexercisable on December 31, 1997.
(3) Options were granted at a price at least equal to the fair market value of the common stock on the date of grant.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                NO. OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                         UNEXERCISED                     IN-THE-MONEY OPTIONS
                           SHARES                OPTIONS AT FISCAL YEAR END           AT FISCAL YEAR END(1)(2)(3)
                          ACQUIRED     VALUE    --------------------------------      ------------------------------
        OPTIONEE         ON EXERCISE  REALIZED   EXERCISABLE      UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
        --------         ----------- ---------- -------------    ---------------      ------------  ----------------
John J. McLaine.........   198,000   $2,441,261               0            792,000(1)            0  $   7,880,400(1)
J. Christopher Dance....    85,000   $1,384,798          14,000            396,000(1)  $   139,300  $   3,940,200(1)
Craig E. Holmes.........    69,300   $  817,304               0            277,200(1)            0  $   2,758,140(1)
Thomas A. Marino........       --           --                0            200,000(2)            0            -- (3)

--------
(1) Represents stock options granted pursuant to the Excelcom 1995 Stock Option Plan, and assumed by the Company in the Merger, which have an exercise price of $4.55 and are subject to vesting 20% on May 1, 1997 with the remaining options vesting at varying rates over a five year period thereafter and which were converted into options to acquire the same number of shares at the same exercise price of the Company as part of the Merger. All of the options were unexcercisable on December 31, 1997, except that 14,000 shares of Mr. Dance's options are currently exercisable.
(2) Calculated on the basis of the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1997 of $14.50 per share.
(3) Represents stock options granted pursuant to the Excelcom 1995 Stock Option Plan and assumed by the Company after the Merger, which have an exercise price of $18.75 and are subject to vesting 25% on June 4, 1998 with the remaining options vesting at 25% per year over a three (3) year period thereafter. All of the options were unexercisable on December 31, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires directors, executive officers and 10% or greater stockholders of the Company ("Reporting Persons") to file with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange, and the Company initial reports of ownership and reports of changes in ownership of equity securities of the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that certain reports were not required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to Reporting Persons were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Merger

  On October 14, 1997, the Company succeeded to the businesses of Excelcom and Telco as a result of the Merger. At the closing of the Merger on October 14, 1997: (i) Excelcom and Telco became wholly-owned subsidiaries of the Company:
(ii) each outstanding share of Excelcom common stock converted into the right to receive one share of common stock of the Company; (iii) each outstanding share of Telco common stock converted into the right to receive 0.7595 shares of common stock of the Company and $15.00 in cash; (iv) except for certain options, each then outstanding and unexercised option to acquire one share of Telco common stock was assumed by the Company and converted into an option to acquire 1.5190 shares of the Company's common stock, and the exercise price per share with respect to each such assumed option was adjusted to equal the exercise price under the original option divided by 1.5190; and (v) each then outstanding unexercised option to acquire one share of Excelcom common stock was assumed by the Company and converted into an option to acquire one share of the Company's common stock, and the exercise price per share was unchanged.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Effective October 14, 1997, the Company entered into employment agreements with Nicholas A. Merrick, Executive Vice President and Chief Financial Officer of the Company, and Stephen G. Canton, President of

Commercial Sales Division of Telco, providing for a base salary of $300,000 and $325,000, respectively, and for payments upon a termination without cause and a termination following a change of control.

  Effective January 1, 1996, Excelcom entered into an employment agreement with Kenny A. Troutt, the Company's Chief Executive Officer, President, Chairman of the Board and a Director, providing for a base salary of $1.5 million per year and payments upon a termination following a change of control. See "Compensation Committee Interlocks and Insider Participation."

  Effective May 1, 1989, Excelcom, through EXCEL Telecommunications, Inc., its predecessor, entered into an agreement (which was amended on January 8, 1996, effective August 1, 1992, the date the parties verbally amended the Agreement) with Stephen R. Smith, a Director and Executive Vice President of Marketing-Emeritus of the Company, whereby he receives payment for all independent representatives in the network marketing program of the Company, and trainers enrolling with the Company as well as payments for certain subscribers' long distance usage. See "Compensation Committee Interlocks and Insider Participation."

  All of the Named Executive Officers other than Mr. Troutt and Mr. Smith hold stock options that have been granted under the stock option plans ("Plans") which have been converted into options of the Company in connection with the Merger. Generally, under their option agreements, these options vest in installments of varying percentages over three to seven year periods from the date of grant. However, under their option agreements, in the event (i) a merger or consolidation of the Company or transfer of voting stock of the Company as a result of which the holders of all of the voting stock of the Company prior to such event do not continue to hold either directly or indirectly at least a majority of the Company's voting stock after such event,
(ii) a sale of all or substantially all of the assets of the Company, or (iii) certain changes in the majority of the Board of Directors during any twelve consecutive month period after the Company has registered securities under the Securities Act of 1933, as amended (the "Securities Act"), which registration has occurred, the options may be exercised in whole or in part without regard to the installment vesting provisions thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to the consummation of the initial public offering on May 9, 1996 of Excelcom, the Company's predecessor, the Company did not have a Compensation Committee (or other committee of the Board of Directors performing similar functions) and accordingly, the Board of Directors determined the compensation for the executive officers and other related matters. Prior to the consummation of Excelcom's initial public offering, Messrs. Troutt, Smith, and McLaine participated in such deliberations of the Board of Directors concerning executive officer compensation. Effective August 19, 1996, Excelcom formed a Compensation Committee, of which Ronald A. McDougall was the initial member. Effective June 25, 1997, T. Allan McArtor was elected to the Board of Directors and appointed to the Compensation Committee. The members of the Compensation Committee of Excelcom became the members of the Compensation Committee of the Company following the Merger. No executive officer of the Company served as a director or as member of the Compensation Committee (or equivalent) of another entity, one of whose executive officers served on the Compensation Committee (or equivalent) or as a director of the Company.

  Excelcom, through EXCEL Telecommunications, Inc., its predecessor, has an agreement with Stephen R. Smith, a Director and the Executive Vice President of Marketing-Emeritus of the Company, whereby Mr. Smith receives $5.00 for each IR who enters the Company's network marketing program prior to the date of his death and $5.00 for each person who enrolls as a trainer in EXCEL's training program prior to the date of his death. In addition, Mr. Smith receives 0.5% of the long distance charges paid by each subscriber using the Company's long distance service as a result of its network marketing program. This agreement with Mr. Smith, which is dated May 1, 1989, was amended January 8, 1996, with such amendment being effective as of August 1, 1992 (the time at which the parties verbally amended the agreement). Prior to August 2, 1992, the payments to Mr. Smith were based upon new subscribers as well as on long distance usage and were calculated using higher rates. These payments were $1.3 million, $3.9 million, $6.7 million, and $6.5 million respectively, for the fiscal years ended December 31, 1994, 1995, 1996, and 1997. All payments under the agreement must be made until Mr.

Smith's death. Thereafter, the Company will no longer be required to make payments for new IRs or IR trainers, but will still be required to pay long distance usage commissions to Mr. Smith's heirs and assigns indefinitely on the Company's subscribers who are using the Company's long distance service at the date of Mr. Smith's death.

  The EXCEL Telecommunications, Inc. 1996 Management Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors of Excelcom on February 5, 1996 and replaced the previous incentive plan, which had been adopted in July 1995, and continued to be in effect as of December 31, 1997.

  The Incentive Plan provides for the payment of cash compensation to eligible participants upon the achievement of individual and corporate performance targets, which performance targets are reviewed by the Compensation Committee of the Board of the Company based on the recommendations of senior management. The chief executive officer, vice presidents, departmental directors, and such other officers of the Company who are primarily responsible for the growth and profitability of the Company are eligible to be participants in the Incentive Plan. The performance measurement periods are each twelve months.

  Effective January 1, 1996, Excelcom entered into an employment agreement with Kenny A. Troutt, the Company's Chief Executive Officer, Chairman of the Board, and a Director, providing for a base salary of $1,500,000 per year, subject to such increases as the Board of Directors may approve. In addition, Mr. Troutt is eligible for such bonuses as the Board of Directors may determine. The employment agreement is scheduled to terminate on December 31, 2000, although it will automatically renew for successive one-year periods unless either Mr. Troutt or Excelcom provides notice, at least 30 days prior to the scheduled termination date, to the other of his or its desire to terminate the agreement. Mr. Troutt may also terminate the agreement in his sole discretion upon 30 days' notice. If the agreement is voluntarily terminated by Mr. Troutt, in his sole discretion, or if the agreement is terminated because either party chooses not to renew it, Mr. Troutt will not be entitled to any severance payments under the agreement. The agreement automatically terminates upon the death of Mr. Troutt, although Excelcom will be obligated to pay his estate his base salary for one year after death. Excelcom may not terminate the agreement except for cause, as defined in the agreement. Mr. Troutt will be entitled to receive all amounts that would have been due to him through the scheduled termination of the agreement or, if such a termination occurs within one year after a change of control (as defined in the agreement), the greater of such amounts and two times the base salary for the year during which such termination occurs ("Severance Payment"). Furthermore, if Mr. Troutt terminates his employment within one year after a change of control that is followed by either a material increase or decrease in his duties from those that were required of him prior to the change of control or the imposition of duties that are inconsistent with his executive status, he will be entitled to the Severance Payment. A change of control is deemed to have occurred if a majority of the directors of the Company have not been voted for or approved by Mr. Troutt or by other directors he has so voted for or approved. A change of control did not occur as a result of the Merger. The agreement further provides that the Board of Directors may delegate their authority under the agreement to a compensation committee.

  In January 1997, the Board of Directors of Excelcom approved the adoption of the Excelcom 1997 Director Stock Option Plan and reserved 400,000 shares of Common Stock for issuance thereunder, under which Mr. McArtor received 20,000 options in July 1997.

  In August and September 1997, in connection with the Merger, the Compensation Committee of the Company, as well as the Board of Directors of the Company, Excelcom, and Telco, approved the 1997 Director Stock Option Plan of the Company and reserved 400,000 shares of Common Stock for issuance thereunder subject to the approval of the stockholders of each company, which was obtained on October 11, 1997.

  In January 1997, the Board of Directors of Excelcom adopted the Second Amendment to its 1995 Stock Option Plan whereby an optionee may exercise and satisfy withholding tax obligations by, in addition to paying cash or check as previously approved by the stockholders, delivering shares, withholding shares or any other form of legal consideration acceptable to the Compensation Committee. Mr. McLaine is on the Board of Directors and holds stock options granted under the 1995 Stock Option Plan.

  In September 1997, in connection with the Merger, the Compensation Committee of the Company as well as the Board of Directors of the Company, Excelcom, and Telco adopted and approved the 1997 Stock Option Plan of the Company and reserved 4,000,000 shares of common shares of common stock for issuance thereunder, subject to the approval of the stockholders of each company, which was obtained on October 11, 1997.

  At the effective time and as a result of the Mergers (the "Effective Time"), all options to acquire shares of the common stock of Excelcom under the Excelcom, Inc. 1995 Stock Option Plan, the Excelcom, Inc. 1997 Director Stock Option Plan, and the Excelcom, Inc. Director Stock Option Agreement with Ronald A. McDougall, and all options to acquire shares of common stock of Telco under the Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan, respectively, were converted into options to acquire shares of Common Stock of the Company in accordance with the terms and conditions of the Agreement and Plan of Merger dated as of June 5, 1997, among the Company, Excelcom, Telco and the merger subsidiaries which were parties thereto (the "Merger Agreement"). Accordingly, the Company amended its Registration Statement on Form S-4 (No. 333-35377), which was declared effective, by filing a Post-Effective Amendment No. 1 on Form S-8 relating to an aggregate of 9,223,313 shares of Common Stock issuable upon the exercise of options granted under the Excelcom, Inc. 1995 Stock Option Plan, as amended, the Excelcom, Inc. 1997 Director Stock Option Plan, the Excelcom, Inc. Director Stock Option Agreement with Ronald A. McDougall, and the Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan (collectively, the "Plans"). As used herein, the "Plans" shall also include the Excel Communications, Inc. 1997 Stock Option Plan and the Excel Communications, Inc. 1997 Director Stock Option Plan.

  In December 1996, January 1997, and December 1997 the Board of Directors amended the Excel Communications, Inc. Employee Ownership Plan (the "ESOP Plan") such that (i) an employee of Excelcom as of September 30, 1996 could participate in the ESOP portion of the ESOP Plan irrespective of the six months of continuous service requirement; (ii) Employee Securities (as defined in the ESOP Plan) held in a suspense account pursuant to Section 16.01 of the ESOP Plan were allocated to employees of Excelcom who were actively employed on the accounting date and had met certain eligibility requirements including the number of hours of service during such ESOP Plan year; (iii) the definition of Employee Securities was clarified to mean Common Stock and non-callable preferred stock, which is convertible into Common Stock; (iv) within the ESOP Contribution Account (as defined in the ESOP Plan), Employee Securities will be forfeited only after other assets of Excelcom; (v) certain administration provisions were clarified; (vi) certain changes in the law were reflected; and (vii) a new recordkeeper for the Plan was appointed.

  Through February 28, 1998, Henry G. Luken, a former Executive Vice President and Director of the Company, until his resignation from such positions effective December 17, 1997, had outstanding loans from Telco which amounted to $111,512.96 in principal and interest. The indebtedness was incurred from Telco or its predecessors beginning in November 1991 through May 1996 and the rate of interest on these loans is 8%. The transactions relating to the indebtedness involved primarily cash advances.

  In October 1997, pursuant to the Telco Shareholders Agreement, dated June 5, 1997, among Excelcom, Messrs. Burns, Canton, Cirrito, Luken, Merrick, Rachlin and Gold & Appel Transfer, S.A., Telco repurchased 354,167 vested options from Mr. Canton and 128,387 vested options from Mr. Merrick and 177,083 and 70,833.5 options, which vested as a result of the consummation of the Merger, from Messrs. Canton for $15,518,178 and Merrick for $5,819,382.

  Effective October 14, 1997, the Company entered into an employment agreement with Mr. Luken, and Telco entered into an employment agreement with Mr. Burns, with both agreements providing for a base salary of $400,000 per year. Upon the voluntary resignation of Messrs. Luken and Burns and the consent of such resignations by the Board of Directors of the Company, (Messrs. Burns and Luken did not participate and were not present at this meeting), the Company, pursuant to these employment agreements is paying to each of Messrs. Luken and Burns severance compensation of $400,000 payable in weekly installments, which payments began on December 17, 1997 and will end on December 16, 1998.

  The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's officers with respect to the compensation paid to the officers for the year ended December 31, 1997. The information contained in the Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  As the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

    (1) To fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The elements of the Company's compensation program are (i) annual base salaries, (ii) annual cash bonuses, and (iii) equity incentives.

    (2) To allow the Company to attract, motivate, and retain the best-qualified executive personnel.

    (3) To provide an executive compensation program with incentives linked to the financial performance of the Company. Under such program, incentive compensation for executive officers is linked to the general financial performance of the Company as measured by such items as revenues and income from operations.

BASE SALARIES

  The annual base salary of Nicholas A. Merrick, Executive Vice President and Chief Financial Officer of the Company, and Stephen G. Canton, President of the Commercial Sales Division of Telco, are determined pursuant to negotiated employment agreements between the Company and such executive officers entered into in connection with the Merger.

  The annual base salary of Kenny A. Troutt as Chairman of the Board and Chief Executive Officer of the Company was predetermined pursuant to an employment agreement that was entered into between Excelcom and Mr. Troutt prior to the appointment of the Compensation Committee and was negotiated prior to Excelcom's initial public offering. See "Report of Compensation Committee-- Compensation of Chief Executive Officer" and See "Compensation Committee Interlocks and Insider Participation".

  Stephen R. Smith receives no base salary as substantially all of his compensation is paid pursuant to a commission agreement entered into in May 1989 and which was amended in January 1996 (effective August 1, 1992 the date the parties verbally amended the agreement) with EXCEL Telecommunications, Inc., the predecessor to Excelcom. This agreement continues until Mr. Smith's death. The Compensation Committee has not made any review or evaluation of the amounts paid to Mr. Smith. See "Compensation Committee Interlocks and Insider Participation."

  The Compensation Committee has reviewed and approved the base salaries of the newly hired executive officers, as well as Messrs. Luken and Burns, each of whom resigned on December 17, 1997, and the raises given to each of the current executive officers in light of corporate performance, individual performance, experience, and a comparison with salary ranges and midpoints reflecting similar positions, duties, and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable.

ANNUAL BONUSES

  For the year ended December 31, 1997, bonuses were paid to executive officers other than Stephen R. Smith pursuant to the Incentive Plan, adopted by the Board of Directors of Excelcom in February 1996 and assumed by the Company in connection with the Merger. The Incentive Plan provides for the payment of annual compensation to key exempt employees who have achieved critical annual operating and financial goals of the Company and individual objectives. During 1997, the Incentive Plan was administered by the Chief Executive Officer, Chief Financial Officer, and Vice President--Human Resources (with each receiving bonuses under the Incentive Plan). Prior to the payment of these bonuses, the Compensation Committee reviewed and approved these bonuses in light of individual and corporate performance and found them to be reasonable, in the best interest of the Company, and at a level comparable to the amounts paid to those in like positions in similar companies, in similar industries, and with comparable revenues.

LONG-TERM INCENTIVE COMPENSATION

  The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. The Company's 1997 Stock Option Plan provides the means through which executive officers can build an investment in the Company's Common Stock which will align such officers' economic interests with the interests of stockholders. The value of the stock options historically has increased as a result of increases in the price of the Common Stock, and such options are highly valued by employees. The Committee believes that the grant of stock options has been a particularly important component of its success in retaining talented management employees.

  The exercise price of each option has generally been the market price of the Common Stock on the date of grant. The Committee believes that stock options give the executive officers greater incentives throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the stockholders both on a long-term, as well as a short-term, basis.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  Kenny A. Troutt's compensation as Chief Executive Officer of the Company consisted principally of a base salary of $1,500,000 and a bonus of $840,000 during 1997. Mr. Troutt's base salary was predetermined pursuant to an employment agreement that was entered into between Excelcom and Mr. Troutt prior to the appointment of the Compensation Committee and prior to Excelcom's initial public offering. Mr. Troutt's bonus was paid under the Incentive Plan and was reviewed and approved by the Compensation Committee in light of the Chief Executive Officer's performance and the Company's performance and found to be reasonable, in the best interest of the Company, and at a level comparable to the amounts paid to of other Chief Executive Officers in similar companies, in similar industries, and with comparable revenues.

SECTION 162(M)

  Section 162(m) of the Code provides that, in the case of a publicly held corporation, no deduction shall be allowed for "applicable employee remuneration" with respect to any "covered employee" to the extent that the amount of such remuneration for a taxable year exceeds $1,000,000. The term "covered employee" means the chief executive officer of the taxpayer corporation and any other employee of the taxpayer corporation whose total compensation for the taxable year is required to be reported to stockholders under the Exchange Act by reason of such employee being among the four highest compensated officers (other than the chief executive officer). The term "applicable employee remuneration" generally means the aggregate amount allowable as a deduction under the Code for such taxable year for remuneration for services performed by a covered employee (whether or not such services are performed during the taxable year). Certain types of remuneration are excluded from the definition of "applicable employee remuneration" and, therefore, are not subject to the deduction limit. If a corporation pays remuneration pursuant to a compensation plan or arrangement that existed during the period the corporation was not publicly held and if certain other conditions are met, the deduction limit does not apply to amounts paid during a stated relief period. This relief period generally lasts until the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which an initial public offering occurs or the earlier occurrence of several other events. The Company has considered these requirements and believes that Excelcom will satisfy the requirements of this exception with respect to amounts payable to Kenny A. Troutt pursuant to the Company's employment agreement with Mr. Troutt for the 1997, 1998, and 1999 fiscal years and believes that any compensation for the year ended December 31, 1997 received by a covered employee of the Company pursuant to the Plans, including the Excel Communications, Inc. 1997 Stock Option Plan, would also qualify for such exception. In addition, if
Section 162(m) would otherwise apply to the commissions paid for the year ended December 31, 1997 to Stephen R. Smith, the Company's Executive Vice President of Marketing-Emeritus, pursuant to the agreement between him and the predecessor to Excelcom that was entered into on May 1, 1989, the Company believes that, with respect to payments received by Mr. Smith through December 31, 1997, there is an exception under the Code relating to amounts paid to employees under a written binding contract that was in effect on or prior to February 23, 1993 that should apply to prevent such payments from being subject to the deduction limit.

CONCLUSION

  Overall, the Committee believes that the executive officers of the Company are being appropriately compensated in a manner that relates to performance of the Company and in the stockholders' long-term interests.

                                            Compensation Committee

                                            /s/ RONALD A. MCDOUGALL

                                            Ronald A. McDougall, Committee
                                                       Chairman


                                            /S/ T. ALLAN MCARTOR

                                            T. Allan McArtor

   COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN AMONG EXCEL COMMUNICATIONS, INC., THE S&P 500 INDEX AND THE S&P TELECOMMUNICATIONS (LONG DISTANCE) INDEX

  The graph sets forth below the cumulative total return on the Common Shares for the period commencing with the initial issuance of the Common Shares on May 9, 1996, and ending on December 31, 1997, as compared with the S&P 500 Index ("S&P" 500) and the S&P Telecommunications (Long Distance) Index ("S&P Telecommunications"). The information on these indices has been provided by Research Data Group.

  The total return for the Company is based upon an initial $100 investment at the Company's initial public offering ("IPO") price of $15.00 per share, and the market price of $14.50 per share as of December 31, 1997. The calculation of the cumulative total return on Common Shares does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The calculation of total return for each indices assumes the reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock performance.



                       [PERFORMANCE GRAPH APPEARS HERE]

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                           5/09/96 12/31/96 12/31/97
                                                           ------- -------- --------
     EXCEL COMMUNICATIONS INC. NEW................... ECI  100.00   140.83    96.67
     S & P 500....................................... I500 100.00   115.00   153.37
     S & P TELECOMMUNICATIONS (LONG DIST)............ ITLD 100.00   102.65   145.36

  The results presented in the above chart prior to October 14,1997 represent those related to the common stock of Excelcom, which is the predecessor in interest to the Company. Results after October 14,1997, represent those related to the common stock of the Company, the newly formed holding company that succeeded the businesses of Excelcom and Telco as a result of the Merger. See "General Information."

                                                                       1693-PS98

                                  DETACH HERE

                                     PROXY

                          EXCEL Communications, Inc.

                         8750 North Central Expressway
                                  Suite 2000
                              Dallas, Texas 75231

                      SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Kenny A. Troutt and J. Christopher Dance, and each of their proxies and attorneys-in-fact, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of EXCEL Communications, Inc. (the "Company") held of record by the undersigned on March 23, 1998 at the Annual Meeting of Stockholders to be held on May 22, 1998 at 10:30 a.m., local time, at the Crescent Court Hotel, 400 Crescent Court, Dallas, Texas, and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS MARKED BY YOU. HOWEVER, IF THIS PROXY IS RETURNED UNMARKED WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                         -----------

                                  DETACH HERE


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.




   1. Election of Directors.

      NOMINEES:  Kenny A. Troutt, Stephen R. Smith, Stephen G. Canton,
                 J. Christopher Dance, Nicholas A. Merrick,
                 Ronald A. McDougall and T. Allan McArtor


                 FOR                   WITHHOLD AUTHORITY
                 ALL                       TO VOTE FOR
              NOMINEES                     ALL NOMINEES

                [  ]                           [  ]



   [  ]
   ---------------------------------------------------------------
   (If you desire to withhold authority to vote for any individual nominee, write that nominee(s) name on the line above.)


   2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                  FOR          AGAINST          ABSTAIN
                  [ ]            [ ]              [ ]


MARK HERE IF YOU PLAN TO ATTEND THE MEETING ON MAY 22, 1998  [  ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [  ]


Please date and sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give their full title as such. If for a corporation, please sign in the full corporate name by a duly authorized officer.

Signature:              Date:           Signature:             Date:
          -------------      ---------            ------------      --------